SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005 (November 18, 2005)

AXIS CAPITAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)
Bermuda	001-31721	98-0395986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Pitts Bay Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 8.01	Other Events.

On November 18, 2005, AXIS Capital Holdings Limited (the "Company") entered into an underwriting agreement (the "Agreement") among the Company, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named on Schedule I thereto (the "Underwriters"), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 2,500,000 7.50% Series B Preferred Shares, par value $0.0125 per share, liquidation preference of $100 per share (the "Series B Preferred Shares"), in accordance with the terms and conditions set forth in the Agreement. The Series B Preferred Shares have been registered with the Securities and Exchange Commission (the "Commission") in a shelf registration statement on Form S-3, Registration Statement 333-128786, which was declared effective on October 11, 2005. The terms of the Series B Preferred Shares are described in the Company's Prospectus dated October 11, 2005, as supplemented by a final Prospectus Supplement dated November 18, 2005.

The Company expects that the net proceeds from the sale of the Series B Preferred Shares, after deducing Underwriters' discounts and commissions and before offering expenses, will be approximately $246,875,000.

A copy of the Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification of Rights of Security Holders.

Subject to certain exceptions, the terms of the Series B Preferred Shares as set forth in the Certificate of Designations, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, limit the Company's ability to pay dividends on, and to repurchase, stock ranking junior to the Series B Preferred Shares (including the Company's common shares) with respect to the payment of dividends in the event that the Company fails to declare and pay full dividends on the Series B Preferred Shares for the latest completed dividend period.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2005, the Company approved the specific rights, preferences, limitations and other terms of the Series B Preferred Shares that are set forth in the Certificate of Designations. The Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
1.1

Underwriting Agreement, dated November 18, 2005, among the Company, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named on Schedule I thereto.

3.1	Certificate of Designations setting forth the specific rights, preferences, limitations and other terms of the Series B Preferred Shares.
4.1	Form of Stock Certificate evidencing the Series B Preferred Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2005	AXIS CAPITAL HOLDINGS LIMITED
By: /s/ Carol S. Rivers
Carol S. Rivers
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1

Underwriting Agreement, dated November 18, 2005, among the Company, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named on Schedule I thereto.

3.1	Certificate of Designations setting forth the specific rights, preferences, limitations and other terms of the Series B Preferred Shares.
4.1	Form of Stock Certificate evidencing the Series B Preferred Shares.